Exhibit (j)(2)

CONSENT OF ALSTON & BIRD, LLP, COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included or made a part of Post-Effective Amendment No. 4 to the Registration Statement of the Cook & Bynum Funds Trust on Form N-1A under the Securities Act of 1933, as amended.

Alston & Bird LLP

By: /s/ David J. Baum
A Partner

Washington, DC
January 28, 2011